SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  ________

                                FORM 8-A/A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                         IVEX PACKAGING CORPORATION
           (Exact name of registrant as specified in its charter)

                Delaware                         76-0171625
           (State of incorporation or         (I.R.S. Employer
           organization)                      Identification No.)

            100 Tri-State Drive, Suite 200
             Lincolnshire, Illinois                60069
            (Address of principal                (zip code)
             executive offices)

           If this form relates to    If this Form relates to the
           the registration of a      registration of a class of
           class of debt securities   debt securities and is to
           and is effective upon      become effective
           filing pursuant to         simultaneously with the
           General Instruction        effectiveness of a
           A(c)(1) please check the   concurrent registration
           following box.  ( )        statement under the
                                      Securities Act of 1933
                                      pursuant to General
                                      Instruction A(c)(2), please
                                      check the following box.  (  )


          Securities to be registered pursuant to Section 12(b) of the Act:

               Title of Each Class       Name of Each Exchange on Which
               to be so Registered       Each Class is to be Registered

             Common Stock, par value
                $.01 per share            New York Stock Exchange


          Securities to be registered pursuant to Section 12(g) of the Act:

                                     None


          Item 1.   Description of Registrant's Securities to be Registered.

               The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, par value $.01 per share, contained in the Prospectus included in the Registration Statement on Form S-1
          (No. 33-95436) as such Registration Statement may be amended from time to time, is incorporated herein by reference.

          Item 2.   Exhibits.

               The securities to be registered are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on the New York Stock Exchange (the "NYSE"), on which no other securities of the Registrant are registered. Accordingly, the following exhibits have been duly filed with the NYSE (but are not filed with or incorporated by reference in copies of this Registration Statement filed with the Securities and Exchange Commission):

               1    Amendment No. 6 to Registrant's Registration
                    Statement on Form S-1 (No. 33-95436), filed with the Securities and Exchange Commission on August 1, 1997.

               4.1  Form of Amended and Restated Certificate of
                    Incorporation of Registrant

               4.2  Form of Amended and Restated Bylaws of
                    Registrant

               5    Specimen of Registrant's Common Stock
                    Certificate


                                  SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              IVEX PACKAGING CORPORATION


                              By: /s/ G. Douglas Patterson
                                  ----------------------------
                                  Name:  G. Douglas Patterson
                                  Title: Vice President and
                                         General Counsel


          Date:    September 3, 1997